Exhibit 99.1

PRESS RELEASE	Contact: Billy Freesmeier
July 7, 2025 8:00 AM ET	Chief of Staff
(703) 481-4579

MainStreet Bank Promotes Alex Vari to Chief Financial Officer

Internal Promotion Signifies the Bank’s Strength and Depth of Leadership

FAIRFAX, Va., July 7, 2025 -- MainStreet Bancshares, Inc. (Nasdaq: MNSB & MNSBP), the Holding Company for MainStreet Bank, announced the promotion of Alex Vari to Executive Vice President and Chief Financial Officer of MainStreet Bank.

“Alex has consistently demonstrated an exceptional understanding and application of accounting principles and regulations, ensuring that our financial and Securities and Exchange (SEC) reporting are accurate and compliant,” said Tom Chmelik, Chief Financial Officer of MainStreet Bancshares, Inc. “Most recently, Alex also led the process for developing and implementing the Company’s Sarbanes-Oxley internal control framework,” as we transitioned away our status as an emerging growth company.

“I’m excited to step into my new role,” said Vari. “My time working closely with Tom has given me a deep appreciation for the financial foundation and talented team we have here. I look forward to building upon the legacy of integrity and precision, focusing on strategic growth and value creation for our shareholders and team members.”

“Tom Chmelik is one of the best CFO’s I have had the pleasure of working with and he will continue as CFO of the Holding Company,” said Jeff W. Dick, Chairman and CEO of MainStreet Bancshares, Inc. and MainStreet Bank. “Tom has done a terrific job mentoring Alex since the day he transitioned from public accounting into his role at MainStreet Bank, and I know that they will continue to work together as Alex transitions further into a leadership role alongside Tom’s unwavering commitment to excellence.”

Vari earned a Bachelor of Accountancy from the University of North Dakota and is a Certified Public Accountant. He is also a graduate of the Virginia Bankers Association School of Bank Management.

About MainStreet Bank: MainStreet operates six branches in Herndon, Fairfax, McLean, Leesburg, Clarendon, and Washington, D.C. MainStreet Bank has 55,000 free ATMs and a fully integrated online and mobile banking solution. The Bank is not restricted by a conventional branching system, as it can offer business customers the ability to Put Our Bank in Your Office®. With robust and easy-to-use online business banking technology, MainStreet has "put our bank" in thousands of businesses in the metropolitan area.

MainStreet Bank has a robust line of business and professional lending products, including government contracting lines of credit, commercial lines and term loans, residential and commercial construction, and commercial real estate. MainStreet also works with the SBA to offer 7A and 504 lending solutions. From sophisticated cash management to enhanced mobile banking and instant-issue Debit Cards, MainStreet Bank is always looking for ways to improve our customer's experience.

MainStreet Bank was the first community bank in the Washington, D.C., metropolitan area to offer a full online business banking solution. MainStreet Bank was also the first bank headquartered in the Commonwealth of Virginia to offer CDARS – a solution that provides multi-million-dollar FDIC insurance. Further information on the Bank can be obtained by visiting its website at mstreetbank.com.

This release contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties. The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "continue," and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations include: fluctuation in market rates of interest and loan and deposit pricing, adverse changes in the overall national economy as well as adverse economic conditions in our specific market areas, future impacts of pandemic outbreaks, maintenance and development of well-established and valued client relationships and referral source relationships, and acquisition or loss of key production personnel. We caution readers that the list of factors above is not exclusive. The forward-looking statements are made as of the date of this release, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made. In addition, our past results of operations are not necessarily indicative of future performance.